9/11/96
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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 12, 1996 by Data Systems Network Corporation, a Michigan corporation (the "Company"), and SofTech, Inc., a Massachusetts corporation ("SofTech"), for itself and on behalf and for the benefit of its successors, assigns, distributees and transferees (collectively, the "Holders" and each a "Holder").

      WHEREAS, the Company is a party to a certain Asset Purchase Agreement (the "Asset Purchase Agreement"), of even date herewith, with SofTech, Information Decisions, Incorporated ("IDI"), a Michigan corporation, and System Constructs, Inc. ("SCI"), a New York corporation;

      WHEREAS, as part of the purchase price for the assets to be acquired pursuant to the Asset Purchase Agreement, the Company will issue to SofTech 540,000 shares (the "Shares") of its Common Stock, $.01 par value (the "Common Stock");

      WHEREAS, SofTech intends to distribute the Shares at the time and in the manner provided in this Agreement;

      WHEREAS, in order to induce SofTech, IDI and SCI to enter into the Asset Purchase Agreement, the Company has agreed to provide certain registration rights to the Holders with respect to the Shares;

      NOW, THEREFORE, the Company for the benefit of the Holders agrees as follows:

      Section 1.  Definitions.

      As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      Advice:  As set forth in Section 4(d).

      Cut-Off Period:  As set forth in Section 2(c).

      Division:  The Division of Corporation Finance of the SEC.

      Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

      Favorable No-Action Letter:  As set forth in Section 2(a)(1).

      Holder:  As set forth in the preamble.

      Holder's Questionnaire: A questionnaire in the form attached hereto as Exhibit A.

      Majority Holders: At any time, Holders of Registrable Securities who would then hold a majority of the Registrable Securities.

      NASD:  The National Association of Securities Dealers, Inc.

      No-Action Request:  As set forth in Section 2(a)(1).

      Person:  Any individual, partnership, corporation, trust or other entity.

      Public Registration Event:  As set forth in Section 2(a)(2).

      Prospectus: A prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

      Registrable Securities: The Shares, excluding Shares which have been sold or otherwise disposed of under the Shelf Registration Statement.

      Registration Expenses: Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with the Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchange pursuant to Section 3(h) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent publicaccountants of the Company, including the expenses of any special audits or "cold comfort" letters, if any, required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of a selling Holder, and transfer taxes, if any relating to the sale or disposition of Registrable Securities by such Holder, all of which shall be borne by such Holder in all cases.

      Registration Notice:  As set forth in Section 2(c)(ii) hereof.

      Rule 144: Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time.

      SEC:  The Securities and Exchange Commission.

      Securities Act:  The Securities Act of 1933, as amended from time to time.

      Shareholder Registration Event:  As set forth in Section 2(a)(2)(iii).

      Shares:  As set forth in the recitals.

      Shelf  Registration:  A registration  required to be effected  pursuant to
Section 2 hereof.

      Shelf Registration Statement: A "shelf" registration statement of the Company and any other entity required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

      SofTech Registration Event:  As set forth in Section 2(a)(2)(ii).

      Suspension Notice:  As set forth in Section 4(d).

      Section 2.  Shelf Registration Under the Securities Act.

      (a)(1) Filing of No-Action Request. As soon as practicable and not later than the 30th day after the date of this Agreement, the Company shall cause to be filed with theSEC, on behalf of itself and SofTech, a request for a "no-action" letter from the Division (the "No-Action Request") stating that it will not recommend enforcement action if SofTech distributes the Shares pro rata to its shareholders as a dividend without registration under the Securities Act and that the Shares received by SofTech shareholders will not be "restricted securities" within the meaning of Rule 144 (a "Favorable No-Action Letter"). The cost of preparing the No-Action Request will be borne equally by the Company and SofTech. The parties agree to respond to any requests from the Division for additional information as promptly as reasonably possible so as to expedite the Division's response to the No-Action Request to the extent practicable. To that end, the parties will promptly and fully inform each other of correspondence with the Division, whether written or oral, concerning the No-Action Request. Promptly following the filing of the No-Action Request, the Company agrees to begin preparation of the Shelf Registration Statement; provided, that the Company shall not be required to file the Shelf Registration Statement with the SEC or any other regulatory authority unless and until required to do so pursuant to Section 2(a)(2).

      (2) Filing of Shelf  Registration  Statement;  Distribution of Shares. The
Company's obligation to file a Shelf Registration Statement and SofTech's obligation to distribute the Shares shall be determined in accordance with clauses (i), (ii), (iii), (iv) and (v) below. The Company's obligation to file a Shelf Registration Statement shall also be subject to Sections 2(c) and 4 hereof.

               (i)  Upon  receipt  of a  Favorable  No-Action  Letter  from  the
      Division, the parties to this Agreement shall have no further obligation under this Agreement, except that (A) SofTech shall promptly distribute the Shares pro rata to its shareholders and (B) the parties shall pay bear the costs of preparing the No-Action Request and pay the Registration Expenses and other expenses in accordance with Sections 2(a)(1) and 2(b). If the Division indicates in writing that it will not recommend enforcement action if SofTech distributes the Shares pro rata to its shareholders as a dividend without registration under the Securities Act, an opinion of counsel shall not be required to be delivered pursuant to
      Section 3.8 of the Asset Purchase Agreement or otherwise in connection with such distribution.

               (ii) If, after the No-Action  Request is filed,  (A) the Division determines not to issue a Favorable No-Action Letter and indicates that it is unable to concur that the proposed distribution by SofTech would not involve a sale within the meaning of Section 2(3) of the Securities Act, or (B) the Company withdraws the No-Action Request or (C) the Division fails to make any determination with respect to the No-Action Request within a period of 60 days after the filing of the No-Action Request ((A),
      (B) and (C) are referred to herein as a "SofTech Registration Event"), then not later than (x) the earlier of (I) the 30th day after the earlier of the Company's receipt of written notice of such determination in (A) above or the withdrawal by the Company of the No-Action Request or (II) the 75th day after the date the No-Action Request is filed, or (y) the 14th day after the Company's receipt of a Holder's Questionnaire from SofTech, whichever is later, the Company shall cause to be filed with the SEC a Shelf Registration Statement on behalf of SofTech registering the pro rata distribution of the Shares by SofTech to its shareholders in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable. Promptly after the Shelf Registration Statement has been declared effective by the SEC and SofTech has been notified by the Company that the Registrable Securities have been registered or qualified, or are exempt from registration or qualification, in each state in which a shareholder of record of SofTech on the record date for such distribution resides, SofTech shall distribute the Shares pro rata to its shareholders.

               (iii) If, after the No-Action Request is filed, the Division determines not to issue a Favorable No-Action Letter and indicates that although it will not recommend enforcement action if SofTech distributes the Shares pro rata to its shareholders as a dividend without registration under the Securities Act, it does not concur that the Shares received by SofTech shareholders will not be "restricted securities" within the meaning of Rule 144 (a "Shareholder Registration Event"), then not later than (x) the 30th day after the Company's receipt of written notice of such determination or (y) the 14th day after the Company's receipt of Holder's Questionnaires from the Majority Holders, whichever is later, the Company shall cause to be filed with the SEC a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable. SofTech shall distribute the Shares pro rata to its shareholders promptly following the Company's receipt of such notice of effectiveness.

               (iv) If the making of the distribution at the time required in clauses (i), (ii) or (iii) above would have a material adverse effect on SofTech and if a delay in the making of the distribution would materially reduce such effect on SofTech, Buyer shall, upon the written request of SofTech, permit SofTech to delay the making of the distribution for a reasonable time to be mutually determined and agreed to by Buyer and SofTech and SofTech shall reimburse Buyer for any expenses incurred as a result of such delay.

               (v) If (A) at the time a distribution of the Shares by SofTech is required due to the occurrence of a SofTech Registration Event or a Shareholder Registration Event, SofTech's Board of Directors reasonably determines in good faith that the financial condition of SofTech has deteriorated since the closing of the Asset Purchase Agreement to the extent that a pro rata distribution of the Shares to its shareholders would be materially detrimental to SofTech's ability to continue its operations or (B) the Division's written determination with respect to the No-Action Request permits neither the distribution of the Shares by SofTech pro rata to its shareholders without registration under the
      Securities  Act  nor  the  registration  of such  distribution  under  the
      Securities Act ((A) and (B) are referred to herein as a "Public Registration Event"), then not later than (x) the 30th day after the earlier of the Company's receipt of written notice of such determination or (y) the 14th day after the Company's receipt of a Holder's Questionnaire from SofTech, whichever is later, the Company shall cause to be filed with the SEC a Shelf Registration Statement on behalf of SofTech registering the sale of the Shares by SofTech to the public in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable.

      (3) Period of Effectiveness. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement continuously in effect under the Securities Act until paragraph (k) of Rule 144 is available for the sale of the Registrable Securities by the Holder(s) thereof (assuming for such purpose that no such Holder is an "affiliate" as defined in Rule 144) or, if the Shelf Registration Statement is filedin response to a Public Registration Event, the date which constitutes the earliest date SofTech could have sold all of the Registrable Securities in accordance with Section 4(h) hereof following the effective date of the Shelf Registration Statement. Such Shelf Registration Statement shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and shall comply as to form in all material respects with the requirements of the applicable form.

      (b) Expenses. Registration Expenses in connection with the registration pursuant to Section 2(a) shall be paid by SofTech to the extent of the first $20,000 of such Expenses. The amount of Registration Expenses exceeding $20,000 shall be borne equally by SofTech and the Company. Each Holder shall pay all underwriting discounts and commissions, brokerage or dealer fees, the fees and disbursements of counsel, accountants or other representatives of such Holder and transfer taxes, if any, relating to the sale or disposition of the Holder's Registrable Securities.

      (c) Inclusion in Shelf Registration Statement After a Shareholder Registration Event. (i) Following a Shareholder Registration Event, SofTech shall, within seven days after such Event, cause to be delivered to its shareholders a form of Holder's Questionnaire at the time the Shares are distributed by SofTech to its shareholders. Following a Shareholder Registration Event, any Holder who desires to be eligible to make offers and sales of its Registrable Securities at the time the Shelf Registration Statement becomes effective shall deliver a completed and executed Holder's Questionnaire to the Company no later than fourteen (14) days prior to the filing of the Shelf Registration Statement with the SEC. Any Holder who does not deliver a Holder's Questionnaire (completed and executed) to the Company prior to such date shall not be eligible to make offers or sales pursuant to the Shelf Registration Statement at the time it becomes effective, but shall have the right thereafter to deliver to the Company a Registration Notice as contemplated by Section 2(c)(ii).

               (ii) Following a Shareholder Registration Event, if the Company receives a Holder's Questionnaire and a written notice from a Holder that such Holder desires to make offers and sales of Registrable Securities under the Shelf Registration Statement (a "Registration Notice") at any time during the 30-day period (the "Cut-Off Period") beginning on the date provided in Section 2(c)(i) above, the Company will prepare and file with the SEC on or before the 30th day after the end of the Cut-Off Period, a post-effective amendment to the Shelf Registration Statement or a supplement to the Prospectus (whichever may be required by the Securities Act andthe related rules and regulations of the SEC) to permit each Holder delivering a Registration Notice and Holder's Questionnaire within the time prescribed above to make offers and sales under the Shelf Registration Statement; provided, that the Company shall not be required to file more than a total of one such post-effective amendment or Prospectus supplement; further provided, that such Holders shall not be eligible to make offers and sales pursuant to the Shelf Registration Statement until such amendment or supplement is filed (and, in the case of an amendment, has become effective with the SEC and all relevant state securities authorities); and further provided, that the Company shall have no obligation under this Section 2(c)(ii) unless the Shelf Registration Statement has been declared effective and remains in effect on such date. Any Holder who does not provide the Company with a Registration Notice and a Holder's Questionnaire before the end of the Cut-Off Period and who was not eligible to make offers and sales under the Shelf Registration Statement at the time it became effective shall not be permitted to make offers and sales pursuant to the Shelf Registration Statement.

      Section 3.  Registration Procedures.

      In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2 hereof, and subject to Sections 3(a) and 4, the Company shall do the following during the period in which the Shelf Registration Statement is required to be kept effective:

      (a) Amendments; Comment Responses. (i) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period; (ii) upon the occurrence of any event contemplated by Section 3(d)(iv) hereof, use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement or a related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iv) respond promptly to any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto.

      (b) Copies of Prospectus. Furnish to each Holder of Registrable Securities who is eligible to make offers and sales under the Shelf Registration Statement, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities.

      (c) Blue Sky. Use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of, in the case of a SofTech Registration Event, such states in which the shareholders of SofTech of record on the record date for the distribution of the Shares by SofTech reside or, in the case of a Shareholder Registration Event, in such states as any Holder of Registrable Securities who is eligible to make offers and sales under the Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period in which the Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder in each such state; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3(c), (ii) to subject itself to taxation in any such jurisdiction, (iii) to submit to the general service of process in any such jurisdiction or (iv) to register or qualify the Registrable Securities in any jurisdiction in which an exemption for such Registrable Securities or for the offer and sale thereof by such Holder is available.

      (d) Notification. Promptly notify each Holder who is eligible to make offers and sales under the Shelf Registration Statement when the Shelf Registration Statement has become effective and when the Registrable Securities have been registered or qualified in each state requested (or that an exemption from registration or qualification is available) and promptly notify each such Holder and each Holder of Registrable Securities who subsequently becomes eligible to make offers and sales under the Shelf Registration Statement (i) when any post-effective amendments and supplements to the Shelf Registration Statement become effective with the SEC or any state securities authority, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or theinitiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which the Shelf Registration Statement or a related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

      (e) Stop Orders. Make every reasonable effort to obtain the withdrawal of any order by the SEC or any state securities authority suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment.

      (f) Copies of Shelf Registration Statement and Amendment. Furnish to each Holder of Registrable Securities who is eligible to make offers and sales under the Shelf Registration Statement, without charge upon request of such Holder, one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

      (g) Stock Certificates. Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request.

      (h) Earnings Statement. Make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      (i) Other Agreements. Refrain from entering into any agreement which would prohibit the Company from filing and gaining the effectiveness of the Shelf Registration Statement in accordance with the terms hereof.

      Section  4.   Restrictions  on  Public  Sale  by  Holders  of  Registrable
Securities.

      In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Sections 2 and 3 hereof, each Holder agrees as follows:

      (a) Offers and Sales. The Holder will not offer or sell its Registrable Securities under the Shelf Registration Statement unless (i) the Shelf Registration Statement has become effective and has not been terminated and such Holder is eligible to make offers and sales under the Shelf Registration Statement pursuant to Section 2(c) hereof, (ii) such Holder has received copies of the Prospectus (as it may be supplemented or amended as contemplated by Section 3(a) hereof), and (iii) if any post-effective amendment has been filed with the SEC of which filing such Holder has received notice, such Holder has received notice that any such post-effective amendment has become effective.

      (b) Need to Use Updated Prospectus. Upon receipt of a written notice from the Company of the happening of any event of the kind described in Section 3(d)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by
Section 3(a) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that any Holder uses a Prospectus in connection with the offer and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

      (c) Notification of Sales. Upon the sale or disposition of any of its Registrable Securities pursuant to the Shelf Registration Statement, the Holder will promptly notify the Company in writing of the number of Registrable Securities then being sold or disposed of.

      (d) Moratorium. If the Company determines in its good faith judgment, after consultation with counsel, that the filing of the Shelf Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company (a "Suspension Notice"), the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any action contemplated by Sections 2 or 3 hereof) will besuspended until the date upon which the Company notifies the Holder in writing that suspension of such rights for the grounds set forth in this Section 4(d) is no longer necessary (the "Advice"); provided, however, that the Company shall not give more than three Suspension Notices during any period of twelve consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives the Advice exceed 45 days. In the event that the Company shall give any Suspension Notice, the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

      (e) Offering by Company. In the case of the registration of any underwritten equity offering proposed by the Company, SofTech shall, if requested in writing by the managing underwriter or underwriters administering such offering after the 90th day following the date hereof, not effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period commencing on the 10th business day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten equity offering and ending on the date specified by such managing underwriter in such written request to SofTech, which date shall not be later than six months after such expected date of effectiveness. In this regard, the Company represents that it has no current intention to effect an underwritten equity offering.

      (f) Additional Information. In addition to the information set forth in the Holder's Questionnaire, the Holder of Registrable Securities shall furnish to the Company in writing such additional information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing.

      (g) Distribution. Each Holder shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution stated in the then-current version of the Prospectus.

      (h) Sales by SofTech. If SofTech is permitted to make sales of Shares to the public because a Public Registration Event has occurred, SofTech agrees (i) that all such sales shall comply with the manner of sale restrictions set forth in paragraphs (f) and (g) of Rule 144 and (ii) not to sell Shares in any one month period in excess of the limit imposed by paragraph (e) of Rule 144 for any three month period (without regard to the holding period, public information and notice requirements of such Rule).

      Section 5.  Indemnification; Contribution.

      (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus.

      (b) Indemnification by Holder. Each Holder severally and not jointly agrees to indemnify and hold harmless the Company and the other selling Holders and each of their directors and officers (including each director and officer of the Company who signed the Shelf Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof (except that any settlement described in Section 5(a)(ii) shall be effected with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus; provided, however, that such Holder shall not be obligated to provide such indemnity to the extent that such losses, liabilities, claims, damages or expenses result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder under this Section 5(b) be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      (c) Notice. Each indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 5(a) or (b) unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b). If the indemnifying  party so elects  within a  reasonable  time after  receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party; provided, however, that, if such indemnified party reasonably determines that a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or inaddition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 5(c), the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party but, if settled with such consent, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement upon the terms and subject to the conditions set forth in this Agreement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

      (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

      The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

      Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

      Section 6. Rule 144 Sales. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act after the Holder has satisfied the holding period requirement set forth therein.

      Section 7.  Miscellaneous.

      (a) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented without the written consent of the Company and Holders constituting Majority Holders. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 7(a) shall be provided by Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

      (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(b) or provided in a Holder's Questionnaire, which address initially is, with respect to each Holder, the address set forth in the Asset Purchase Agreement, or (ii) if to the Company, at 34705 W. 12 Mile Road, Suite 300, Farmington Hills, Michigan 48331, Attention: President.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

      (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be deemed a party hereto, shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

      (d) Entire Agreement. This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter.

      (e) Paragraph and Section Headings. The paragraph and section headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

      (f) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, APPLICABLE TO CONTRACTS TO BE MADE, EXECUTED, DELIVERED AND PERFORMED WHOLLY WITHIN SUCH STATE, AND, IN ANY CASE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

      (g) Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

      (h) Specific Performance. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and eachHolder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

      (i) No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      (j)  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      DATA SYSTEMS NETWORK CORPORATION


                                      By: _____________________________________
                                          Name:
                                          Title:



                                      SOFTECH, INC.


                                      By: _____________________________________
                                          Name:
                                          Title: